Exhibit 10.1

Incentive Compensation Plan

Adopted: February 6, 2024

Intensity Therapeutics offers an Incentive Compensation Plan (ICP), the “Plan,” to provide exempt salaried employees an opportunity to earn monetary awards based on Company Milestone Achievements and Individual Performance Objectives.

PLAN OBJECTIVE

The Plan incentivizes participants to achieve Individual Performance Objectives/Key Results and contribute to Company Milestones, collectively yielding effective Company Performance.

Company Milestones are established annually by the CEO and approved by the Board of Directors. The Plan is designed to:

●	Reinforce Intensity’s mission to help patients live longer, higher quality lives by discovering, developing, and commercializing first-in-class cancer drugs that attenuate tumors with minimal side effects, while training the patient’s own immune system to fight the cancer.

●	Focus efforts on successful execution of critical path activities to achieve Company Performance.

●	Establish strong linkage between individual performance, key results, and compensation.

●	Drive collaboration across all objectives/key results, optimizing multi-disciplinary expertise and cross-functional teamwork.

●	Emphasize leadership accountability for achievement of company milestones.

ELIGIBILITY

Participation in the Plan is restricted to employees in exempt salaried positions who are not otherwise eligible to receive overtime or commission-based compensation. Employee groups eligible include all levels of management and exempt non-management or individual contributors. Employees hired within the Plan Year (Jan 1 – Dec 31) are eligible to participate on a pro-rata basis provided they have joined prior to November 1 of the calendar year.

Employees must remain employed in their Plan eligible position through the Award payment date to receive an Award. Any employee who separates employment with Intensity Therapeutics prior to the Award payment date, for any reason, will not be eligible to receive an Award.

Incentive Compensation Plan

Adopted: February 6, 2024

AWARD DETERMINATION

The Plan is administered by the Principal Accounting Officer with Human Resources input. The Chief Executive Officer, Chief Financial Officer and Board of Directors approve final Awards.

Performance planning is an integral part of the annual planning and budgeting process. Awards are determined based an established payout calculation that combines leadership accountability, individual and company performance to meet the Plan objectives. Awards are subject to the Company’s Clawback Policy adopted October 23, 2023.

LEADERSHIP ACCOUNTABILITY

The organization’s leadership team’s accountabilities are correlated with a higher level of impact on overall company performance.

Leadership Accountability Weighting (Exhibit 1)

Position and Job Level	Company Performance Percentage	Individual Performance Percentage
CEO	Per contract	Per contract
C Suite	80%	20%
Sr. VP	70%	30%
VP	60%	40%
Sr. Director / Director	50%	50%
Below Director	30%	70%

INDIVIDUAL PERFORMANCE TARGET AWARD

The Individual Target Performance Award is a percentage of annual base salary determined by position and job level in effect during the Plan Year. (Refer to Exhibit 4)

No change will be made to the Performance Target Award within the Plan Year unless there is a position level and associated award percentage change. When a position level change occurs, a pro-rata calculation will be made using prior salary/prior target award, as well as new target new salary/new target award.

Incentive Compensation Plan

Adopted: February 6, 2024

The Individual Performance Target Award will be based on individual performance, key results, collaboration, and accountability. Supervisors and department heads are responsible for assessing the overall performance of employees within their functional areas. Employee objectives and key results will vary in importance and achievability. Consideration for accomplishing the more challenging and value-adding objectives in determining compensation will be considered.

Individual Performance Scale (Exhibit 2)

Overall Performance Rating	Percentage Range
Exceeds Expectations	100% - 120% of Target
Meets Expectations	50% to 100% of Target
Did not meet Expectations	0% - 50% based on individual performance

COMPANY PERFORMANCE AWARD

The Company Performance Award component represents a percentage of the individual performance target that is earned. The Company Performance Factor is determined by the CEO, CFO and approved by the Board of Directors.

Partial achievement may result in payments that are less than the award target, while attainment beyond 100% may result in payments that are above the Award target.

PAYMENT OF AWARD

Awards are paid out on or about March 31 of the subsequent year. All Award payments will be made net of applicable withholding taxes. IRS regulations require that a Federal Tax withholding be deducted from incentive payments in addition to normal withholdings for State and Local tax deductions.

MISCELLANEOUS

Employment at Will

The employment of all Plan participants at Intensity Therapeutics is for an indefinite period of time and is terminable at any time by either party, with or without cause or advanced notice by either party. This Plan shall not be construed to create a contract of employment for a specified period of time between Intensity Therapeutics and any Plan participant.

Leaves of Absences

Participants who are on an approved leave of absence for any reason will be eligible to receive their earned incentive award based on the number of active days worked within the Plan Year. To receive an award, the employee must return to work. Please refer to the Company’s applicable leave of absence and return to work policies.

Incentive Compensation Plan

Adopted: February 6, 2024

Long Term Disability or Death

Participants who become disabled and are unable to work after six months, based on a qualified medical disability, will receive a pro-rated portion of their earned incentive award based on the number of active days worked within the plan year in which the disability occurred.

During the lifetime of a participant, only the participant may receive payment of an award granted by this Plan. In the event of death, the Company will pay to the participant’s designated beneficiary the pro-rated incentive amount earned based on number of active days worked within the Plan Year in which the death occurred.

Amendments, Suspension, or Termination of the Plan

The CEO together with the Board of Directors may, in their sole discretion, modify, amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan.

Final amounts of the performance awards are at the discretion of the Board of Directors.

Incentive Compensation Plan

Adopted: February 6, 2024

Glossary of Terms

TERM	DEFINITION
Individual Performance Objectives/Key Results	The performance objectives pre-determined by each employee’s immediate supervisor and approved by CEO. Performance objectives include key results and outcomes.
Company Milestones	Milestones or company performance outcomes pre-established by CEO and approved by the Board of Directors
Plan Year	The established Plan year duration in which the Incentive Compensation Plan is in effect. Current Plan Year is based on calendar Year – Jan 1 – Dec 31
Leadership Accountability Weighting	The weighting that is applied based on leadership accountability and position. Positions with higher levels of accountability have a larger company performance weighting.
Individual Performance Target Award	A percentage of base salary determined by job role and level
Performance Rating	Individual assessment on Objectives and Key Results (OKRs) performance outcomes
Company Performance Percentage	The percentage amount applied to company performance, based on job role and level.

Calculation Example:

Job Level 14

Base Salary: $100,000

Target Award based on Job Level: 10% = $10,000

Company Performance = Bonus Target x 20% x 80%

Individual Performance = Bonus Target x 80% x 95%

Total Award = $7600 (individual) + $1600 (Company) = Total Award: $9200 (subject to board approval)

(Base Salary x Target Award) x leadership accountability weighting x Company Milestone Attainment + (Base Salary x Target Award) x leadership accountability weighting x Individual Performance Rating = Total Award

Incentive Compensation Plan

Adopted: February 6, 2024

Individual Performance Target Awards (Exhibit 4)

Management Track Position/Title	Job Level	Technical Track Position/Title	Job Level	Percentage of Base Salary
Associate	13	Associate Scientist	13	10%
Specialist/Analyst	14	Assistant Scientist/Postdoc/Engineer I	14	10%
Manager	15	Clinical Trial Manager, Project Manager/Engineer II	15	10%
Sr. Manager	16	Sr. Scientist / Sr. Project Manager / Sr. Clinical Trial Manager/Sr. Engineer	16	10%
Associate Director	17	Principal Scientist/Principal, Medical Writer	17	15%
Director	18	Distinguished Scientist I	18	20%
Sr. Director	19	Distinguished Scientist II	19	20%
Vice President	20	Research Fellow I	21	30%
Sr. Vice President	21	Research Fellow II	22	30%
C-Suite*	22		23	35%*

*	An existing Employment Contract takes precedence.